EXHIBIT 10.1

THIRD AMENDMENT TO THE
PATTERSON-UTI ENERGY, INC. 2005 LONG-TERM INCENTIVE PLAN

THIS AGREEMENT is by Patterson-UTI Energy, Inc. (the “Sponsor”),

W I T N E S S E T H:

WHEREAS, the Sponsor maintains the Plan known as the “Patterson-UTI Energy, Inc. 2005 Long-Term Incentive Plan” (as amended, the “Plan”); and

WHEREAS, the Sponsor retained the right in Section 12.1 of the Plan to amend the Plan from time to time; and

WHEREAS, the Board of Directors of the Sponsor approved resolutions on March 9, 2010 to amend the Plan subject to the approval of the Sponsor’s stockholders;

NOW, THEREFORE, the Sponsor agrees that, effective as of, and contingent upon, the approval of the Company’s stockholders, Section 3.1(a) of the Plan is hereby amended and restated in its entirety as follows:

3.1 Number of Shares. (a)  Subject to adjustment as provided in Section 12.2 and this Section 3.1, the total number of Shares authorized for grant under the Plan shall be 15,250,000, reduced by the total number of Shares subject to any options or awards granted under the Prior Plans during the period commencing on January 1, 2005 and ending on the effective date of this Plan (the “Pre-Effective Period”). Any Shares that are subject to Awards of Options or Stock Appreciation Rights, whether granted under this Plan or a Prior Plan during the Pre-Effective Period, shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights, whether awarded under this Plan prior to June 5, 2008 or a Prior Plan during the Pre-Effective Period, shall be counted against this limit as one and six tenths (1.6) Shares for every one (1) Share awarded. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights awarded under this Plan on or after June 5, 2008 shall be counted against this limit as two (2) Shares for every one (1) Share awarded. In connection with the granting of a Performance Unit denominated in dollars, the number of Shares that shall be counted against this limit shall be an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

Approved and Adopted by the Board of Directors March 9, 2010

Effective April 26, 2010